Exhibits

Exhibit 23.5

Consent of Registered Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-7410, 333-7412, 333-11022, 333-13384, 333-102183 and 333-97935) of Royal Dutch Petroleum Company of our report dated May 22, 2004, except for Note 2(b) (Second Restatement of previously issued financial statements) and Note 30 (Subsequent events), which are as of March 3, 2005 relating to the Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this Amendment No. 2 to the 2003 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague — The Netherlands

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

London — United Kingdom

March 3, 2005

E 6 Royal Dutch/Shell Group of Companies
20-F/A (Amendment No. 2) 2003